Christopher M. Chipman, CPA
                                2788 Egypt Road
                               Audubon, PA 19403


July 18, 2014

Dr. Halden S. Shane
Chief Executive Officer
9454 Wilshire Blvd., Penthouse
Beverly Hills, CA 90212


Dear Dr. Shane:


I am writing to formally notify you that I am resigning my position as Chief Financial Officer of TOMI Environmental Solutions ("TOMI"). The primary reason for my resignation is to pursue other opportunities.

I appreciate the opportunity to work with you and TOMI and wish the best of luck and success in the future.


Sincerely,

/s/ Christopher M. Chipman, CPA
_________________________________
    Christopher M. Chipman, CPA